Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233420 and No. 333-213226) of DXP Enterprises, Inc. of our report dated April 5, 2022, related to the financial statements and the effectiveness of internal control over financial reporting, which appears in DXP Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ McConnell & Jones LLP

Houston, Texas
March 11, 2024